                                                                    EXHIBIT 99.1

LAMSON & SESSIONS
NEWS RELEASE
25701 Science Park Drive
Cleveland, Ohio 44122

FOR IMMEDIATE RELEASE

LAMSON & SESSIONS REPORTS SECOND QUARTER 2002 RESULTS

    -    SECOND QUARTER EARNINGS PER SHARE RISES TO 17 CENTS FROM 5
         CENTS A YEAR EARLIER
    -    ALL BUSINESS SEGMENTS ARE PROFITABLE FOR THE SECOND QUARTER
    -    OPERATING CASH FLOW MORE THAN DOUBLES TO $11.8 MILLION IN FIRST HALF
    -    ASSESSMENT OF GOODWILL IMPAIRMENT COMPLETED

         CLEVELAND, Ohio, July 31, 2002 - Lamson & Sessions (NYSE:LMS) today announced second quarter net income of $2.4 million, or 17 cents per diluted share, compared with $0.7 million, or 5 cents per diluted share, in the second quarter of 2001. Net sales in the second quarter of 2002 were $89.2 million, which represents a 7.8 percent decrease compared with the $96.8 million reported in the second quarter of 2001.

         Net income for the first half of 2002 was $1.65 million, or 12 cents per diluted share, excluding a $46.25 million ($3.36 per diluted share) net-of-tax charge for a change in accounting principle related to Statement of Financial Accounting Standard No. 142, "Goodwill and Other Intangible Assets." Net sales for the first half of 2002 were $157.3 million, a 15.2 percent decline from the $185.4 million reported in the first half of 2001.

         The Company's gross margin rose nearly 20 percent to 21.9 percent in the second quarter of 2002, compared with the 18.3 percent realized in the second quarter of 2001. Sales orders strengthened substantially over the first quarter of 2002 in the electrical distribution and home improvement markets, which resulted in higher plant capacity utilization. Improved selling prices in the PVC Pipe business segment reflected the Company's successful efforts to pass through raw material cost increases, which occurred steadily throughout the quarter.

                                    - more -

         "We are very pleased to report our best quarterly performance in over a year," said John B. Schulze, Chairman, President and Chief Executive Officer. "All of our business segments are profitable, and our operating expense reductions are clearly being realized."

         A $9.1 million, or 17.8 percent, net sales decline in the second quarter for the Carlon business segment more than offset increased net sales in both the Lamson Home Products and PVC Pipe business segments, compared with the second quarter of last year. The decline in sales at Carlon reflects the continuing weakness of the telecommunications market. For the first half, although Carlon's net sales decreased 21.8 percent from a year ago, sales to residential and utility construction markets showed modest improvement. Lamson Home Products' net sales rose 5.4 percent in the second quarter, and 14.3 percent in the first half of 2002, compared with prior-year periods, due to strong home improvement sales. Second quarter net sales in the PVC Pipe business segment rose 2 percent over the second quarter of 2001, but first half net sales trailed the first half of 2001 by 19 percent, reflecting the very weak market conditions in the first quarter of 2002.

         The Company reported $11.8 million in operating cash flow for the first half of 2002, which is more than double the prior-year period. This performance reflects the continuing focus on working capital management to reduce debt levels and leverage ratios. Long-term debt has been reduced by nearly $6 million in the first half and approximately $30 million in the past 12 months.

         "Our entire organization has worked very hard to reduce our credit and inventory exposure during the past year, despite all of the economic uncertainty," said James J. Abel, Executive Vice President and Chief Financial Officer. "Our accounts receivable days sales outstanding have been reduced to 48.2, from 54.9 in the second quarter of last year. Inventory turns reached 6.8 at the end of June, which is an improvement of nearly 2 turns in the past six months."

         Regarding the outlook for the third quarter and the rest of the year, Abel said, "We expect capital spending in the industrial and commercial construction markets to continue at reduced levels in the second half. Based on recent developments in the telecommunications industry, we have concluded that significant improvement in this market will not take place until late 2003 or early 2004. Meanwhile, consumer spending and consumer confidence remain positive overall, which should help to sustain the residential construction and home improvement markets.


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


         "Our success in continuing to pass along raw material cost increases in our PVC Pipe selling prices will be a key element in maintaining our current earnings momentum," Abel continued. "At this time, we believe our third quarter performance will not change significantly from that of the second quarter. Any sales growth will be nominal and diluted earnings per share will probably be in the 12 to 15 cent range if current order levels continue. If our projections are realized, the fourth quarter will likely be profitable, but at seasonally lower demand levels, with diluted earnings per share ranging from 3 to 5 cents."

         CHANGE IN ACCOUNTING PRINCIPLE: The Company has completed its assessment of goodwill impairment in accordance with the adoption of Statement of Financial Accounting Standard No. 142 "Goodwill and Other Intangible Assets" at the beginning of fiscal year 2002. This accounting standard eliminates the amortization of goodwill upon adoption and requires an assessment of the implied fair value of the goodwill upon adoption and at least annually thereafter.

         Accordingly, Lamson & Sessions has recorded a one-time, non-cash transitional impairment charge of $60 million to reduce the carrying value of its goodwill. This charge is non-operational in nature and will be reflected as a cumulative effect of a change in accounting principle in the Company's consolidated statement of operations and balance sheet for the six months ended June 29, 2002. This charge will not affect the Company's secured credit agreement terms or performance covenants.

         The after-tax effect of this charge is $46.25 million. This valuation change is related to goodwill recorded in conjunction with the acquisitions of Pyramid Industries, Inc. and Ameriduct Worldwide, Inc. in 2000. This assessment concluded that the goodwill was impaired due to the dramatic decline in the telecommunications market during 2001. The Company previously announced that it would no longer amortize goodwill in accordance with the new accounting principle.

         CONFERENCE CALL: A live Internet broadcast of the Company's conference call regarding its second quarter 2002 financial performance can be accessed via the investor relations page on the Company's Web site (www.lamson-sessions.com) at 2:00 p.m. Eastern Time on Wednesday, July 31, 2002.


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


         Lamson & Sessions is a leading producer of thermoplastic enclosures, fittings, wiring outlet boxes and conduit for the electrical, telecommunications, consumer, power and wastewater markets. For additional information, please visit our Web site at: www.lamson-sessions.com.

         This press release contains forward-looking statements that involve risks and uncertainties within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those expected as a result of a variety of factors, such as: (i) the volatility of resin pricing,
(ii) the ability of the Company to pass through raw material cost increases to its customers, (iii) any substantive change in the level of housing starts, telecommunications infrastructure spending, consumer confidence and general construction trends, and (iv) changes in the country's general economic condition affecting the markets for the Company's products.

                                       ##




FOR FURTHER INFORMATION, PLEASE CONTACT:
James J. Abel
Executive Vice President and
Chief Financial Officer
Lamson & Sessions
(216) 766-6557

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                            THE LAMSON & SESSIONS CO.
                CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                      (In thousands, except per share data)


                                                   SECOND QUARTER ENDED                       FIRST HALF ENDED
                                               -----------------------------          --------------------------------
                                                 2002                 2001               2002                 2001
                                               ---------           ---------          ----------            ----------

NET SALES                                      $ 89,198   100.0%   $ 96,751   100.0%  $ 157,281    100.0%   $ 185,392    100.0%

COST OF PRODUCTS SOLD                            69,699    78.1%     79,072    81.7%    126,303     80.3%     151,377     81.7%
                                               ---------           ---------          ----------            ----------

GROSS PROFIT                                     19,499    21.9%     17,679    18.3%     30,978     19.7%      34,015     18.3%

OPERATING EXPENSES                               12,527    14.1%     13,742    14.2%     22,951     14.6%      27,828     15.0%

NET GAIN                                              -     0.0%          -     0.0%          -      0.0%      (1,600)    -0.9%
                                               ---------           ---------          ----------            ----------

OPERATING INCOME                                  6,972     7.8%      3,937     4.1%      8,027      5.1%       7,787      4.2%

INTEREST                                          2,596     2.9%      2,582     2.7%      5,007      3.2%       5,232      2.8%
                                               ---------           ---------          ----------            ----------

INCOME BEFORE INCOME TAXES AND CUMULATIVE
  EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE        4,376     4.9%      1,355     1.4%      3,020      1.9%       2,555      1.4%

INCOME TAX PROVISION                              1,968     2.2%        654     0.7%      1,368      0.9%       1,158      0.6%
                                               ---------           ---------          ----------            ----------

INCOME BEFORE CUMULATIVE EFFECT OF CHANGE
  IN ACCOUNTING PRINCIPLE                         2,408     2.7%        701     0.7%      1,652      1.0%       1,397      0.8%

CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING
  PRINCIPLE, NET OF INCOME TAX OF $13,750             -     0.0%          -     0.0%    (46,250)   -29.4%           -      0.0%
                                               ---------           ---------          ----------            ----------

NET INCOME (LOSS)                              $  2,408     2.7%   $    701     0.7%  $ (44,598)   -28.4%   $   1,397      0.8%
                                               =========           =========          ==========            ==========

BASIC EARNINGS (LOSS) PER COMMON SHARE:

EARNINGS BEFORE CUMULATIVE EFFECT OF           $   0.17            $   0.05           $    0.12             $    0.10
  CHANGE IN ACCOUNTING PRINCIPLE

CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING
  PRINCIPLE, NET OF TAX                               -                   -               (3.36)                    -

NET EARNINGS (LOSS)                            $   0.17            $   0.05           $   (3.24)            $    0.10
                                               =========           =========          ==========            ==========

AVERAGE SHARES OUTSTANDING                       13,778              13,760              13,778                13,738
                                               =========           =========          ==========            ==========

DILUTED EARNINGS (LOSS) PER COMMON SHARE:

EARNINGS BEFORE CUMULATIVE EFFECT OF
  CHANGE IN ACCOUNTING PRINCIPLE               $   0.17            $   0.05           $    0.12             $    0.10

CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING
  PRINCIPLE, NET OF TAX                               -                   -               (3.36)                    -

NET EARNINGS (LOSS)                            $   0.17            $   0.05           $   (3.24)            $    0.10
                                               =========           =========          ==========            ==========

DILUTED AVERAGE SHARES OUTSTANDING               13,823              13,975              13,778                14,032
                                               =========           =========          ==========            ==========

SUPPLEMENTAL DATA:
  NET INCOME AND DILUTED EARNINGS PER SHARE
  EXCLUDING 2001 GOODWILL AMORTIZATION AND NET
  GAIN AND 2002 CUMULATIVE EFFECT OF CHANGE IN
  ACCOUNTING PRINCIPLE - SEE NOTE A
NET INCOME                                     $  2,408     2.7%   $  1,597     1.7%  $   1,652      1.1%   $   2,224      1.2%
                                               =========           =========          ==========            ==========

DILUTED EARNINGS PER SHARE                     $   0.17            $   0.11           $    0.12             $    0.16
                                               =========           =========          ==========            ==========

DILUTED AVERAGE SHARES OUTSTANDING               13,823              13,975              13,778                14,032
                                               =========           =========          ==========            ==========



NOTE A:

IN THE SECOND QUARTER AND THE FIRST HALF OF 2001, THE COMPANY RECORDED PRE-TAX GOODWILL AMORTIZATION OF $1.2 MILLION ($0.9 MILLION AFTER TAX, OR 6 CENTS PER DILUTED SHARE), AND $2.3 MILLION ($1.8 MILLION AFTER TAX, OR 13 CENTS PER DILUTED SHARE), RESPECTIVELY. THE COMPANY ALSO RECORDED A NET GAIN OF $1.6 MILLION IN THE FIRST HALF OF 2001 ($1.0 MILLION AFTER TAX, OR 7 CENTS PER DILUTED SHARE) RELATING TO LITIGATION SETTLEMENT. THE COMPANY ALSO RECORDED A CHARGE OF $60.0 MILLION IN THE FIRST HALF OF 2002 ($46.3 MILLION AFTER TAX, OR
3.36 DOLLARS PER DILUTED SHARE) RELATING TO THE CUMULATIVE EFFECT OF A CHANGE IN ACCOUNTING PRINCIPLE. ON A PRO FORMA BASIS, EXCLUDING THE GOODWILL AMORTIZATION AND NET GAIN, NET INCOME FOR THE SECOND QUARTER AND THE FIRST HALF OF 2001 WOULD HAVE BEEN $1.6 MILLION OR 11 CENTS PER DILUTED SHARE, AND $2.2 MILLION, OR 16 CENTS PER DILUTED SHARE, RESPECTIVELY.


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

                            THE LAMSON & SESSIONS CO.
                     CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                                 (In thousands)



                                               QUARTER ENDED      YEAR ENDED           QUARTER ENDED
                                               JUNE 29, 2002   DECEMBER 29, 2001       JUNE 30, 2001
                                               -------------   -----------------       -------------

ACCOUNTS RECEIVABLE, NET                            $ 46,585            $ 39,204            $ 55,840

INVENTORIES, NET                                      34,264              42,083              55,446

OTHER CURRENT ASSETS                                  14,435              12,798              18,532

PROPERTY, PLANT AND EQUIPMENT, NET                    54,596              57,871              67,163

GOODWILL                                              21,666              81,666              83,864

PENSION ASSETS                                        23,982              24,071              22,790

OTHER ASSETS                                          29,795              16,128               9,302
                                                    --------            --------            --------

TOTAL ASSETS                                        $225,323            $273,821            $312,937
                                                    ========            ========            ========

ACCOUNTS PAYABLE                                    $ 24,119            $ 21,975            $ 29,986

OTHER CURRENT LIABILITIES                             42,103              40,915              40,736

LONG-TERM DEBT                                        98,378             104,266             128,054

OTHER LONG-TERM LIABILITIES                           24,210              25,441              26,553

SHAREHOLDERS' EQUITY                                  36,513              81,224              87,608
                                                    --------            --------            --------

TOTAL LIABILITIES & SHAREHOLDERS' EQUITY            $225,323            $273,821            $312,937
                                                    ========            ========            ========



                            THE LAMSON & SESSIONS CO.
                             SELECTED FINANCIAL DATA
                        (In thousands except percentages)



                                                      Second Quarter Ended                        First Half Ended
                                                 ------------------------------             -----------------------------
                                                    2002                 2001                 2002                 2001
                                                 ---------             --------             -------             ---------

CASH PROVIDED BY OPERATING ACTIVITIES            $  12,323             $  1,472             $11,847             $   4,988

CAPITAL EXPENDITURES                                 1,358                2,662               1,910                 4,991

EBITDA                                               9,917                8,442              14,012                16,713

EBITDA MARGIN                                         11.1%                 8.7%              8.9%                    9.0%

LONG-TERM DEBT AS A % OF EQUITY                      269.4%               146.2%            269.4%                  146.2%

ANNUALIZED RETURN ON AVERAGE EQUITY                   16.4%                 3.2%           -151.5%                    3.2%



                                   6 of 7

                            THE LAMSON & SESSIONS CO.
                                BUSINESS SEGMENTS
                                 (In thousands)


                                              Second Quarter Ended                          First Half Ended
                                         -------------------------------             -------------------------------
                                            2002                  2001                 2002                   2001
                                         ---------             ---------             ---------             ---------

NET SALES
   CARLON                                $  41,937             $  50,988             $  76,928             $  98,369
   LAMSON HOME PRODUCTS                     17,511                16,608                33,803                29,584
   PVC PIPE                                 29,750                29,155                46,550                57,439
                                         ---------             ---------             ---------             ---------
                                         $  89,198             $  96,751             $ 157,281             $ 185,392
                                         =========             =========             =========             =========

OPERATING INCOME (LOSS)
   CARLON                                $   5,099             $   5,139             $   8,256             $  10,193
   LAMSON HOME PRODUCTS                      2,541                 1,760                 4,534                 2,139
   PVC PIPE                                  1,257                (2,319)               (1,507)               (3,056)
   CORPORATE OFFICE                         (1,925)                 (643)               (3,256)               (1,489)
                                         ---------             ---------             ---------             ---------
                                         $   6,972             $   3,937             $   8,027             $   7,787
                                         =========             =========             =========             =========

DEPRECIATION AND AMORTIZATION
   CARLON                                $   1,895             $   3,032             $   3,841             $   6,064
   LAMSON HOME PRODUCTS                        492                   639                 1,016                 1,227
   PVC PIPE                                    558                   834                 1,128                 1,635
                                         ---------             ---------             ---------             ---------
                                         $   2,945             $   4,505             $   5,985             $   8,926
                                         =========             =========             =========             =========



THE SECOND QUARTER AND FIRST HALF 2002 OPERATING INCOME IN THE CARLON BUSINESS SEGMENT EXCLUDES THE AMORTIZATION OF GOODWILL WHEREAS THE SECOND QUARTER AND FIRST HALF 2001 OPERATING INCOME INCLUDES THE AMORTIZATION OF GOODWILL OF $0.9 MILLION (PRE-TAX) AND $1.8 MILLION (PRE-TAX), RESPECTIVELY. THE FIRST HALF 2001 OPERATING LOSS IN THE PVC PIPE SEGMENT INCLUDES A NET GAIN OF $1.6 MILLION FROM A LITIGATION SETTLEMENT. THE ABOVE CARLON OPERATING RESULTS EXCLUDE THE EFFECT OF THE $46.3 MILLION CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE RECORDED IN THE FIRST HALF OF 2002. (See Consolidated Statements of Operations.)



      TOTAL ASSETS BY BUSINESS SEGMENT AT JUNE 29, 2002, DECEMBER 29, 2001,
                                AND JUNE 30, 2001


                                              JUNE 29, 2002   DECEMBER 29, 2001       JUNE 30, 2001
                                              -------------   -----------------       -------------

IDENTIFIABLE ASSETS
   CARLON                                          $ 92,889            $153,194            $174,319
   LAMSON HOME PRODUCTS                              28,453              28,157              33,362
   PVC PIPE                                          41,179              45,684              61,641
   CORPORATE OFFICE (INCLUDES CASH,
      DEFERRED TAX, AND PENSION ASSETS)              62,802              46,786              43,615
                                                   --------            --------            --------
                                                   $225,323            $273,821            $312,937
                                                   ========            ========            ========


THE REDUCTION IN CARLON IDENTIFIABLE ASSETS INCLUDES THE WRITE-OFF OF $60.0 MILLION IN GOODWILL WHILE THE CORPORATE OFFICE ASSETS INCREASED BY THE RELATED $13.7 MILLION OF DEFERRED TAX ASSETS.




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